UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2006

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-36295	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19850 S. Magellan Drive, Torrance, California		90502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Enova Systems Inc. announced today that it obtained the express authorization of its independent registered public accounting firm, Windes & McClaughry Accountancy Corporation to file an amendment to the Form 10-Q for the quarter ended September 30, 2006. At the end of November 2006, Enova disclosed that the initial Form 10-Q had been filed without the express authorization of Windes. Since then, Enova and Windes have engaged in a series of discussions that have resulted in the company exploring ways to improve its controls and procedures, and therefore enabling it to file the Form 10-Q as amended. The amendment reflects an additional $4,000 in net losses attributable to a reversal of revenue previously recorded for certain invoiced purchase orders. Other than the financial statement corrections for revenue, related costs and balance sheet items, the Form 10-Q contains no other material changes from the initial filing made in November 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

December 29, 2006	By:	/s/ Corinne Bertrand

Name: Corinne Bertrand
Title: Chief Financial Officer